                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

================================================================================


                       SUBORDINATED BRIDGE LOAN AGREEMENT

                          Dated as of January 23, 2004

                                      among

                             ALDERWOODS GROUP, INC.,

                                as the Borrower,

                           BANC OF AMERICA BRIDGE LLC,
                as Administrative Agent and Initial Bridge Lender

                                       and

                      The Other Bridge Lenders Party Hereto



                         BANC OF AMERICA SECURITIES LLC,

                                       as

                    Sole Lead Arranger and Sole Book Manager


================================================================================

                                TABLE OF CONTENTS

Section                                                                                                        Page

                                    ARTICLE I
             DEFINITIONS, ACCOUNTING AND OTHER TERMS AND REFERENCES

1.01     DEFINED TERMS...........................................................................................1
1.02     OTHER INTERPRETIVE PROVISIONS..........................................................................19
1.03     ACCOUNTING TERMS.......................................................................................20
1.04     REFERENCES TO AGREEMENTS AND LAWS; INCORPORATION BY REFERENCE..........................................20
1.05     TIMES OF DAY...........................................................................................21
1.06     ROUNDING...............................................................................................21

                                   ARTICLE II
                  THE BRIDGE COMMITMENTS AND CREDIT EXTENSIONS

2.01     THE BRIDGE LOANS.......................................................................................22
2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF BRIDGE LOANS..............................................22
2.03     PREPAYMENTS............................................................................................23
2.04     TERMINATION OR REDUCTION OF BRIDGE COMMITMENTS.........................................................24
2.05     REPAYMENT OF BRIDGE LOANS..............................................................................25
2.06     INTEREST...............................................................................................25
2.07     FEES...................................................................................................25
2.08     COMPUTATION OF INTEREST AND FEES.......................................................................25
2.09     EVIDENCE OF INDEBTEDNESS...............................................................................26
2.10     PAYMENTS GENERALLY.....................................................................................26
2.11     SHARING OF PAYMENTS....................................................................................28

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     TAXES,  YIELD PROTECTION AND ILLEGALITY  PROVISIONS IN THE SENIOR CREDIT AGREEMENT  INCORPORATED BY
         REFERENCE..............................................................................................29

                                   Article IV
                CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION

4.01     CONDITIONS OF INITIAL CREDIT EXTENSION.................................................................29

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01     EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS...............................................32
5.02     AUTHORIZATION; NO CONTRAVENTION........................................................................32
5.03     GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.............................................................32
5.04     BINDING EFFECT.........................................................................................33


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

Section                                                                                                        Page
5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.......................................................33
5.06     NO DEFAULT.............................................................................................34
5.07     SOLVENCY...............................................................................................34
5.08     SENIOR CREDIT AGREEMENT................................................................................34
5.09     REDEMPTION OF SUBORDINATED NOTES.......................................................................34

                                   ARTICLE VI
                                    COVENANTS

6.01     COVENANTS IN THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE.....................................34
6.02     USE OF PROCEEDS........................................................................................36
6.03     COVENANT TO GUARANTEE OBLIGATIONS; NEW SUBSIDIARIES....................................................36
6.04     FURTHER ASSURANCES.....................................................................................37
6.05     ANTI-LAYERING..........................................................................................37
6.06     SENIOR CREDIT AGREEMENT................................................................................37

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

7.01     EVENTS OF DEFAULT......................................................................................37
7.02     REMEDIES UPON EVENT OF DEFAULT.........................................................................40
7.03     APPLICATION OF FUNDS...................................................................................40

                                  ARTICLE VIII
                                     AGENTS

8.01     AGENCY PROVISIONS IN THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE.............................41

                                   ARTICLE IX
                                  SUBORDINATION

9.01     AGREEMENT TO SUBORDINATE SUBORDINATED INDEBTEDNESS TO SENIOR INDEBTEDNESS..............................41
9.02     PAYMENT OF PROCEEDS UPON INSOLVENCY, ETC...............................................................41
9.03     NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.........................................................42
9.04     SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS................................................43
9.05     PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS............................................................44
9.06     ADMINISTRATIVE AGENT TO EFFECTUATE SUBORDINATION.......................................................44
9.07     NO WAIVER OF SUBORDINATION PROVISIONS..................................................................44
9.08     NOTICE TO ADMINISTRATIVE AGENT.........................................................................45
9.09     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.........................................46
9.10     ADMINISTRATIVE AGENT NOT FIDUCIARY FOR BRIDGE LENDERS..................................................46
9.11     RIGHTS OF ADMINISTRATIVE  AGENT AS HOLDER OF SENIOR  INDEBTEDNEESS;  INDEBTEDNESS;  PRESERVATION OF
         ADMINISTRATIVE AGENT'S RIGHTS..........................................................................46
9.12     AUTHORIZATION TO FILE CLAIMS;  REINSTATEMENT OF SUBORDINATION..........................................47
9.13     NO SUSPENSION OF REMEDIES..............................................................................47
9.14     MISCELLANEOUS..........................................................................................47


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                                        ii

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

Section                                                                                                        Page
                                    ARTICLE X
                                    GUARANTY
10.01    THE GUARANTY...........................................................................................49
10.02    GUARANTY ABSOLUTE......................................................................................50
10.03    WAIVERS AND ACKNOWLEDGMENTS............................................................................51
10.04    SUBROGATION............................................................................................52
10.05    PAYMENTS FREE AND CLEAR OF TAXES, ETC..................................................................52
10.06    REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.......................................................53
10.07    GUARANTY SUPPLEMENTS...................................................................................53
10.08    SUBORDINATION OF GUARANTY..............................................................................53
10.09    CONTINUING GUARANTY; ASSIGNMENTS.......................................................................53
10.10    LIMITATION ON LIABILITY................................................................................54

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01    AMENDMENTS, ETC........................................................................................54
11.02    NO WAIVER; CUMULATIVE REMEDIES.........................................................................55
11.03    ATTORNEY COSTS, EXPENSES AND TAXES.....................................................................55
11.04    INDEMNIFICATION BY THE BORROWER........................................................................56
11.05    PAYMENTS SET ASIDE.....................................................................................57
11.06    SUCCESSORS AND ASSIGNS.................................................................................57
11.07    MISCELLANEOUS PROVISIONS OF THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE......................61
11.08    GOVERNING LAW..........................................................................................61
11.09    BINDING EFFECT.........................................................................................61
11.10    WAIVER OF RIGHT TO TRIAL BY JURY.......................................................................61
11.11    USA PATRIOT ACT NOTICE.................................................................................62

SIGNATURES.....................................................................................................S-1


                     Alderwoods--Subordinated Bridge Loan Agreement
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ANNEXES

   A              Group A Guarantors
   B              Group B Guarantors

SCHEDULES

   2.01           Bridge Commitments and Pro Rata Shares
   10.02          Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

   FORM OF

   A         Committed Loan Notice
   B         Bridge Note
   C         Assignment and Assumption
   D         Compliance Certificate
   E         Opinion Matters -- Counsel to Loan Parties
   F         Senior Credit Agreement
   G         Guaranty Supplement


                     Alderwoods--Subordinated Bridge Loan Agreement
                                       iv

                       SUBORDINATED BRIDGE LOAN AGREEMENT

                  This SUBORDINATED BRIDGE LOAN AGREEMENT ("AGREEMENT") is entered into as of January 23, 2004, among ALDERWOODS GROUP, INC., a Delaware corporation (the "BORROWER"), each lender from time to time party hereto (collectively, the "BRIDGE LENDERS" and individually, a "BRIDGE LENDER"), BANC OF AMERICA BRIDGE LLC, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and Initial Bridge Lender and Banc of America Securities LLC, as sole lead arranger and sole book manager (the "ARRANGER").

                             PRELIMINARY STATEMENTS

                  (1) The Borrower has requested that the Bridge Lenders lend up to $25,000,000 to the Borrower to enable the Borrower to repay all of the Indebtedness (as hereinafter defined) outstanding in respect of 12 1/4% convertible unsecured subordinated notes of the Borrower due 2012 (the "SUBORDINATED NOtes") (the repayment of the Subordinated Notes with the proceeds of Bridge Borrowings under this Agreement being referred to herein as the "REFINANCING").

                  (2) The Bridge Lenders have indicated their willingness to so lend on the terms and subject to the conditions set forth herein.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
             DEFINITIONS, ACCOUNTING AND OTHER TERMS AND REFERENCES

                  1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ADDITIONAL GUARANTOR" has the meaning specified in SECTION 10.07.

                  "ADMINISTRATIVE AGENT" means Banc of America Bridge LLC in its capacity as administrative agent under any of the Bridge Loan Documents or any of its Affiliates designated to act as administrative agent thereunder, or any successor administrative agent to any of the foregoing.

                  "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Bridge Lenders.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the


                     Alderwoods--Subordinated Bridge Loan Agreement


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power to direct or cause the direction of the management or policies of a
Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

                  "AGENT-RELATED PERSONS" means the Administrative Agent and the Arranger, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENTS" means, collectively, the Administrative Agent and the Arranger.

                  "AGGREGATE BRIDGE COMMITMENTS" means the Bridge Commitments of all the Bridge Lenders.

                  "AGGREGATE CREDIT EXPOSURES" means, at any time, the sum of
(i) the unused portion of each Bridge Commitment then in effect and (ii) the Total Outstandings at such time.

                  "AGREEMENT" means this Subordinated Bridge Loan Agreement.

                  "AMENDMENT NO. 1" means Amendment No. 1 to the Senior Credit Agreement dated January 23, 2004 among the Borrower, the Senior Lenders and Bank of America, as administrative agent, swing line lender and L/C issuer.

                  "AMENDMENT NO. 1 EFFECTIVE DATE" means the date on which the conditions precedent to the effectiveness of Amendment No. 1 as set forth in
Section 2(a) thereof have been satisfied or waived by the Senior Lenders.

                  "APPLICABLE RATE" means a percentage per annum equal to (i) for Eurodollar Rate Loans, the Eurodollar Rate then in effect for such Bridge Loans PLUS 4.50% and (ii) for Base Rate Loans, the Base Rate then in effect for such Bridge Loans PLUS 3.50%.

                  "APPROVED FUND" has the meaning specified in SECTION 11.06(g).

                  "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                  "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT C.

                  "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

                  "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic

                 Alderwoods--Subordinated Bridge Loan Agreement
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

Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

                  "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 28, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

                  "BANK OF AMERICA" means Bank of America, N.A. and its successors.

                  "BANC OF AMERICA BRIDGE" means Banc of America Bridge LLC and its successors.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "BASE RATE LOAN" means a Bridge Loan that bears interest based on the Base Rate.

                  "BORROWER" has the meaning specified in the introductory paragraph hereto.

                  "BRIDGE BORROWING" means a borrowing under the Bridge
Facility.

                  "BRIDGE COMMITMENT" means, with respect to any Bridge Lender, the amount set forth opposite such Bridge Lender's name on Schedule 2.01 to this Agreement.

                  "BRIDGE FACILITY" means, at any time, the aggregate Bridge Loans of all Bridge Lenders at such time.

                  "BRIDGE LENDER" has the meaning specified in the introductory paragraph hereto.

                  "BRIDGE LOAN" means an advance made by any Bridge Lender under the Bridge Facility.

                  "BRIDGE LOAN DOCUMENTS" means collectively, this Agreement, the Bridge Notes, the Fee Letter and any amendment, supplement or other modification hereof or thereof.

                  "BRIDGE NOTE" means a promissory note of the Borrower in the form of Exhibit B attached hereto evidencing the Bridge Loan of any Bridge Lender.

                 Alderwoods--Subordinated Bridge Loan Agreement
                                        3

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                  "BORROWER" has the meaning specified in the introductory
paragraph hereto.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                  "CAPITAL EXPENDITURE CARRYOVER AMOUNT" has the meaning specified in SECTION 6.01(m).

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) that would be deemed a capital expenditure under GAAP consistently applied by the Borrower.

                  "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens :

                  (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; PROVIDED that the full faith and credit of the United States of America is pledged in support thereof;

                  (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Bridge Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System,
         (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 270 days from the date of acquisition thereof;

                  (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; and

                  (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

                  "CHANGE OF CONTROL" means, an event or series of events by which:

                 Alderwoods--Subordinated Bridge Loan Agreement
                                        4

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "COMMITTED LOAN NOTICE" means a notice of (a) a Bridge Borrowing, (b) a conversion of Bridge Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.02(a), which, if in writing, shall be substantially in the form of EXHIBIT A.

                 Alderwoods--Subordinated Bridge Loan Agreement
                                        5

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                  "COMPENSATION PERIOD" has the meaning specified in SECTION
2.10(c)(ii).

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

                  "CONTINUING NON-PAYMENT DEFAULT" has the meaning specified in
SECTION 9.03(b).

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL" has the meaning specified in the definition of "Affiliate."

                  "CREDIT EXTENSION" means a Bridge Borrowing.

                  "CURRENT ASSETS" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" means an interest rate equal to (a) the Base Rate PLUS (b) the Applicable Rate, if any, applicable to Base Rate Loans PLUS
(c) 2.0% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

                  "DEFAULTING BRIDGE LENDER" means any Bridge Lender that (a) has failed to fund any portion of the Bridge Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Bridge Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                  "DESIGNATED SENIOR INDEBTEDNESS" means all Indebtedness and Obligations of the Borrower and any Guarantor, now or hereinafter arising under or in connection with any of the Senior Credit Agreement, the Seven Year Notes and the Seven Year Notes Indenture, and any


                 Alderwoods--Subordinated Bridge Loan Agreement
                                        6

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Refinancing Indebtedness incurred in respect of any thereof, as any thereof may be amended, restated, supplemented or otherwise modified from time to time.

                  "DOLLAR" and "$" mean lawful money of the United States.

                  "EFFECTIVE DATE" means the first date all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with SECTION
4.01 (or, in the case of SECTION 4.01(b), waived by the Person entitled to receive the applicable payment), but in no event later than thirty days following the execution of this Agreement by all parties hereto.

                  "ELIGIBLE ASSIGNEE" has the meaning specified in SECTION 11.06(g).

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
SECTION 414(B) OR (C) of the Code (and SECTIONS 414(m) AND (o) of the Code for purposes of provisions relating to SECTION 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to SECTION


                 Alderwoods--Subordinated Bridge Loan Agreement
                                        7

4063 of ERISA during a plan year in which it was a substantial employer (as defined in SECTION 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under SECTION 4062(e) of ERISA; (c) a complete or partial withdrawal (as defined in SECTION 4203 OR 4205, respectively, of ERISA) by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or the receipt by a Loan Party or any ERISA Affiliate of a notification pursuant to
SECTION 4242 of ERISA, that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under SECTIONS 4041 OR 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under SECTION 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under TITLE IV of ERISA, other than for PBGC premiums due but not delinquent under SECTION 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

                  "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                               Eurodollar Base Rate
                  Eurodollar Rate  =    ------------------------------------
                                        1.00 - Eurodollar Reserve Percentage

                  Where,

                  "EURODOLLAR BASE RATE" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made or continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the


                 Alderwoods--Subordinated Bridge Loan Agreement
                                        8

         London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "EURODOLLAR RATE LOAN" means a Bridge Loan that bears interest at a rate based on the Eurodollar Rate.

                  "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bridge Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 7.01.

                  "FEDERAL" means the Federal government of the United States of America.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "FEE LETTER" means the fee letter, dated January 5, 2004, among the Borrower, the Administrative Agent and the Arranger.

                  "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

                  "FRB" means the Board of Governors of the Federal Reserve System of the United States.

                  "FUND" has the meaning specified in SECTION 11.06(g).

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination, consistently applied.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                        9

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GRANTING BRIDGE LENDER" has the meaning specified in SECTION 11.06(h).

                  "GUARANTEE" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "GUARANTEE" as a verb has a corresponding meaning.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in SECTION 10.01.

                  "GUARANTORS" means, collectively, the Subsidiaries of the Borrower listed on the signature pages hereof and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or Guaranty Supplement pursuant to SECTION 6.03.

                  "GUARANTY" means the Guaranty by each of the Guarantors pursuant to ARTICLE X hereof.

                  "GUARANTY SUPPLEMENT" means a Guaranty Supplement substantially in the form of EXHIBIT G.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       10

                  "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not more than 45 days past due);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital leases and Synthetic Lease Obligations;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends; and

                  (h) all Guarantees of such Person in respect of any of the foregoing.

                  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.04.

                  "INDEMNITEES" has the meaning set forth in SECTION 11.04.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       11

                  "INDENTURE TRUSTEE" means the trustee under the Seven Year Notes Indenture, or any trustee or equivalent thereof with respect to any Refinancing Indebtedness with respect to the Seven Year Notes Indenture.

                  "INITIAL BRIDGE LENDER" means Banc of America Bridge LLC in its capacity as initial bridge lender.

                  "INTEREST PAYMENT DATE" means, (a) as to any Bridge Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Bridge Loan and the Maturity Date and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

                  "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one or three months thereafter, as selected by the Borrower in its Committed Loan Notice; PROVIDED that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

                  "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this SECTION 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or division or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                  "IRS" means the United States Internal Revenue Service.

                  "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       12
administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "LENDING OFFICE" means, as to any Bridge Lender, the office or offices of such Bridge Lender described as such in such Bridge Lender's Administrative Questionnaire, or such other office or offices as a Bridge Lender may from time to time notify the Borrower and the Administrative Agent.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

                  "LOAN PARTIES" means, collectively, the Borrower and each Guarantor.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of any Agent or the Bridge Lenders under any Bridge Loan Document, or of the ability of any Loan Party to perform its obligations under any Bride Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Bridge Loan Document to which it is a party.

                  "MATURITY DATE" means the earlier of (i) March 31, 2005 and
(ii) the date of termination in whole of the Bridge Commitments pursuant to
SECTION 2.04 or 7.02.

                  "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to TITLE IV of ERISA and to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

                  "NET CASH PROCEEDS" means:

                  (a) with respect to the sale of any asset by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Bridge Loan Documents), (B) the out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such sale, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       13
         therewith, and (D) amounts provided as a reserve against any liabilities under any indemnification obligations associated with such sale; PROVIDED that so long as such Loan Party or such Subsidiary is not otherwise indemnified therefor, such amounts are reserved for in accordance with GAAP at the time of receipt of such cash, based upon such Loan Party's or such Subsidiary's reasonable estimate of such indemnification obligations (as determined reasonably and in good faith by the treasurer or chief financial officer of such Loan Party or such Subsidiary, as the case may be); PROVIDED, HOWEVER, that if, at the time such indemnification obligations are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then the Borrower shall reduce the Bridge Commitments in accordance with the terms of SECTION 2.04, and shall prepay the outstanding Bridge Loans in accordance with the terms of
         SECTION 2.03(b), in an amount equal to the amount of such excess reserve;

                  (b) with respect to the sale of any capital stock or other Equity Interest by the Borrower, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale over (ii) the sum of (A) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower in connection with such sale and (B) income taxes reasonably estimated to be actually payable within two years of the date of the relevant sale as a result of any gain recognized in connection therewith; and

                  (c) with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the sum of investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by any Loan Party of any of its Subsidiaries in connection with such incurrence or issuance.

                  "NON-PAYMENT DEFAULT" means (a) any "Default" or "Event of Default" (as such terms are defined in the Senior Credit Agreement and the Seven Year Notes Indenture, or any Refinancing Indebtedness with respect to either thereof), other than a Payment Default and (b) any other event of default with respect to the Senior Indebtedness, other than a Payment Default.

                  "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Bridge Loan Document or otherwise with respect to any Bridge Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Bridge Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Bridge Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Bridge Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       14

                  "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  "OUTSTANDING AMOUNT" means on any date, the aggregate outstanding principal amount of Bridge Loans after giving effect to any Bridge Borrowings and prepayments or repayments of Bridge Loans, occurring on such date.

                  "PARTICIPANT" has the meaning specified in SECTION 11.06(d).

                  "PAYMENT BLOCKAGE NOTICE" has the meaning specified in SECTION 9.03(b).

                  "PAYMENT BLOCKAGE PERIOD" has the meaning specified in SECTION 9.03(b).

                  "PAYMENT DEFAULT" means any default in the payment of any Senior Indebtedness when due.

                  "PAYMENT IN FULL" means, for purposes of Article IX, payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness being paid. As used in Article IX, "Paid In Full" and "Payment In Full" have correlative meanings.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in SECTION 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and (i) is sponsored or maintained by any Loan Party or any ERISA Affiliate, (ii) to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or (iii) in the case of a multiple employer or other plan described in SECTION 4064(a) of ERISA, to which any Loan Party or any ERISA Affiliate has made contributions at any time during the immediately preceding five plan years.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any "employee benefit plan" (as such term is defined in SECTION 3(3) of ERISA) that is subject to ERISA and is established by any Loan Party or, with respect to any such plan that is subject to SECTION 412 of the Code or TITLE IV of ERISA, any ERISA Affiliate.

                  "PRO RATA SHARE" means, with respect to each Bridge Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Bridge Commitment(s) of such Bridge Lender under the Bridge Facility at such time and the denominator of which is the amount of the Aggregate Bridge


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       15

Commitments under the Bridge Facility at such time. The initial Pro Rata Share of each Bridge Lender is set forth opposite the name of such Bridge Lender on
SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Bridge Lender becomes a party hereto, as applicable.

                  "REFINANCING" has the meaning specified in the preliminary statements.

                  "REFINANCING INDEBTEDNESS" means, with respect to any Senior Indebtedness, any Indebtedness issued or incurred to finance, extend, renew, refund, repay, prepay, redeem, defease or retire or in exchange or replacement for, such Senior Indebtedness, in whole or in part (including by way of a securitization transaction).

                  "REGISTER" has the meaning set forth in SECTION 11.06(c).

                  "RELATED DOCUMENTS" means the Seven Year Notes Indenture and the Senior Credit Agreement.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

                  "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Bridge Borrowing, or a conversion or continuation of Bridge Loans, a Committed Loan Notice.

                  "REQUIRED BRIDGE LENDERS" means, as of any date of determination, Bridge Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Bridge Commitments; PROVIDED that the unused Bridge Commitment and the portion of the Total Outstandings held or deemed held by, any Defaulting Bridge Lender shall be excluded for purposes of making a determination of Required Bridge Lenders.

                  "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, any vice president of a Loan Party that has been properly authorized to execute documents and otherwise act on behalf of such Loan Party or, in the case of the appropriate documents delivered pursuant to SECTION 4.01(a)(iii), the secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "SENIOR AGENT" means the administrative agent under the Senior Credit Agreement or any Refinancing Indebtedness with respect thereto, and any successor to the administrative agent in such capacity.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       16

                  "SENIOR CREDIT AGREEMENT" means the Credit Agreement dated as of September 17, 2003, among Borrower, each lender from time to time party thereto and Bank of America, as administrative agent, swing line lender and L/C issuer, as amended by Amendment No. 1.

                  "SENIOR INDEBTEDNESS" means (a) all Designated Senior Indebtedness and (b) any other Indebtedness (and related Obligations) incurred by the Borrower or any Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is not senior in right of payment to, or is on a parity with or subordinated in right of payment to the Bridge Loans. Notwithstanding anything to the contrary in the foregoing sentence, Senior Indebtedness described in clause (b) above will not include (i) any liability for federal, state, local or other taxes owed or owing by the Borrower or any Guarantor; (ii) any obligation of the Borrower or any Guarantor to the Borrower or any of its Subsidiaries (except to the extent that such obligations have been assigned to, or for the benefit of, the holders of any of the Designated Senior Indebtedness to secure any of the Designated Senior Indebtedness); (iii) any accounts payable or trade liabilities arising in the ordinary course of business (including instruments evidencing such liabilities);
(iv) Indebtedness that, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Borrower; (v) Indebtedness evidenced by the Bridge Notes or under the Bridge Loan Documents; and (vi) capital stock of the Borrower or any Guarantor.

                  "SENIOR LENDERS" means the lenders under the Senior Credit Agreement.

                  "SENIOR LOAN DOCUMENTS" means the Senior Credit Agreement, the Senior Notes and the other "Loan Documents" as such term is defined in the Senior Credit Agreement.

                  "SENIOR NOTES" means the promissory notes of the Borrower evidencing the term loans and revolving credit loans of the Senior Lenders made pursuant to the Senior Credit Agreement.

                  "SEVEN YEAR NOTES" means the 12 1/4% senior unsecured notes of the Borrower due 2009 in an aggregate original principal amount of $330,000,000.

                  "SEVEN YEAR NOTES INDENTURE" means the Indenture dated as of January 2, 2002 between the Borrower, as Issuer and Wells Fargo Bank Minnesota, National Association, as Trustee, providing for the issuance of the Seven Year Notes, as supplemented by the First Supplemental Indenture thereto.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       17
the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in SECTION 11.06(h).

                  "SUBORDINATED INDEBTEDNESS" means all Indebtedness heretofore, now or hereinafter existing under the Bridge Notes and this Agreement (whether created directly or acquired by assignment or otherwise), and all interest and premiums, if any, thereon, fees, expenses and indemnities and all other amounts and obligations of any kind payable in respect thereof (including, without limitation, sinking fund payments (if any), defeasance payments (if any), and any and all amounts payable to acquire any Bridge Notes or on account of any redemption, repurchase, retirement of other purchase of Bridge Notes, including Indebtedness of the Guarantors with respect to the foregoing.

                  "SUBORDINATED NOTES" has the meaning specified in the preliminary statements.

                  "SUBORDINATED NOTES INDENTURE" means the Indenture dated as of January 2, 2002 between the Borrower, as Issuer and Wells Fargo Bank Minnesota, National Association, as Trustee, providing for the issuance of the Subordinated Notes.

                  "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "SUBSIDIARY" or to "SUBSIDIARIES" shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

                  "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement


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                                       18
relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bridge Lender or any Affiliate of a Bridge Lender).

                  "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  "THRESHOLD AMOUNT" means $12,500,000.

                  "TOTAL CAPITAL EXPENDITURES" has the meaning specified in
SECTION 6.01(m).

                  "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Bridge Loans.

                  "TREASURY REGULATIONS" means the Federal treasury regulations promulgated under the Code.

                  "TYPE" means, with respect to a Bridge Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

                  "UFCA" means the Uniform Fraudulent Conveyance Act of 1981, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "UFTA" means the Uniform Fraudulent Transfer Act of 1984, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "UNITED STATES" and "U.S." mean the United States of America.


                  1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Bridge Loan Document, unless otherwise specified herein or in such other Bridge Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Bridge Loan Document shall refer to such Bridge Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Bridge Loan Document in which such reference appears.


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                                       19

                  (iii) The term "INCLUDING" is by way of example and not limitation.

                  (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

                  (d) Section headings herein and in the other Bridge Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Bridge Loan Document.

                  1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

                  (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Bridge Loan Document, and either the Borrower or the Required Bridge Lenders shall so request, the Administrative Agent, the Bridge Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Bridge Lenders); PROVIDED that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Bridge Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  1.04 REFERENCES TO AGREEMENTS AND LAWS; INCORPORATION BY REFERENCE. (a) Unless otherwise expressly provided herein, (i) references to Organization Documents, agreements (including the Bridge Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Bridge Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                  (b) Except as otherwise provided herein, all references in provisions and definitions incorporated pursuant to SECTIONS 3.01, 6.01, 8.01 and 11.07 hereof to the "Agent", "Administrative Agent", a "Lender" or the "Lenders" or words of similar import or to "this Agreement", "hereof", "hereto" or "hereunder" or words of similar import shall, without further reference, mean and refer to the Agents and the Administrative Agent, a Bridge Lender or the


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                                       20

Bridge Lenders under this Agreement and to this Agreement, respectively; all references in such incorporated provisions and definitions to the "Borrower" shall, without further reference, mean and refer to the Borrower hereunder; all references in such incorporated provisions and definitions to a "Loan" or the "Loans" (or to a Type of "Loans" under the Senior Credit Agreement) or a "Borrowing or the "Borrowings" or words of similar import shall, without further reference, mean and refer to the Bridge Loans, the Bridge Borrowing or Bridge Borrowings, as appropriate, hereunder; all references in such incorporated provisions and definitions to a "Facility" shall, without further reference, mean and refer to the Bridge Facility hereunder; all references in such incorporated provisions and definitions to any "Commitment" shall, without further reference, mean and refer to the Bridge Commitments hereunder; all references in such incorporated provisions and definitions to the "Loan Documents" shall, without further reference, mean and refer to the Bridge Loan Documents as defined hereunder; all references in such incorporated provisions and definitions to the "Notes" shall, without further reference, mean and refer to the Bridge Notes as defined hereunder; all references in such incorporated provisions and definitions to "Required Lenders" shall, without further reference mean and refer to the Required Bridge Lenders as defined hereunder; all references in such incorporated provisions and definitions to "Effective Date" shall, without further reference mean and refer to the Effective Date as defined hereunder all references in such incorporated provisions and definitions to "Sections" or "Articles" of the Senior Credit Agreement shall, without further reference, mean and refer to the corresponding sections and articles of this Agreement except to the extent that any such referenced section or article is a section or article that has been incorporated herein by reference, in which case such section or article reference shall mean and refer to the applicable section or article of the Senior Credit Agreement, as incorporated herein by reference (or, if there is no such corresponding section or article and the referenced section or article is not being incorporated by reference, then the referenced section or article shall mean and be a reference to the applicable section or article under the Senior Credit Agreement); and all references in such incorporated provisions and definitions to "Swing Line Loans", "Letters of Credit" and "Revolving Credit Loans", and any and all related items, as well as any provisions relating to "Collateral" shall have no application hereunder (other than the reference to "Collateral" in Section 7.01(i) of the Senior Credit Agreement, as incorporated herein by reference). Similarly, to the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Senior Credit Agreement shall have the meaning given to it in this Agreement. The incorporation by reference pursuant to this SECTION 1.04(b) and SECTIONS 3.01, 6.01, 8.01 AND 11.07 hereof of the terms and conditions of the Senior Credit Agreement is for convenience only, and this Agreement and the Senior Credit Agreement shall at all times be, and be deemed to be and treated as, separate and distinct loan obligations. The incorporation by reference pursuant to this
SECTION 1.04(b) and SECTIONS 3.01, 6.01, 8.01 AND 11.07 hereof of the terms and conditions of the Senior Credit Agreement shall not be affected or impaired by any subsequent expiration or termination of the Senior Credit Agreement.

                  1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                  1.06 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such


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                                       21
ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is more than one nearest number).

                                   ARTICLE II
                  THE BRIDGE COMMITMENTS AND CREDIT EXTENSIONS

                  2.01 THE BRIDGE LOANS. Subject to the terms and conditions set forth herein, each Bridge Lender severally agrees to make a single loan in an amount equal to its Pro Rata Share of the Bridge Facility to the Borrower on the Effective Date. The Bridge Borrowing shall consist of Bridge Loans made simultaneously by the Bridge Lenders in accordance with their respective Pro Rata Share of the Bridge Facility. Amounts borrowed under this SECTION 2.01 and repaid or prepaid may not be reborrowed. Bridge Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF BRIDGE LOANS. (a) Each Bridge Borrowing, each conversion of Bridge Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Bridge Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) two Business Days prior to the requested date of any Bridge Borrowing of Base Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except in the case of the initial credit extension or a conversion to or continuation of the entire principal amount of the Bridge Loans outstanding hereunder, the Bridge Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except in the case of the initial credit extension or a conversion to or continuation of the entire principal amount of the Bridge Loans outstanding hereunder, the Bridge Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Bridge Borrowing, a conversion of Bridge Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Bridge Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Bridge Loans to be borrowed, converted or continued, (iv) the Type of Bridge Loans to be borrowed or to which existing Bridge Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Bridge Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Bridge Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Bridge Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.


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                                       22

                  (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Bridge Lender of the amount of its Pro Rata Share of the Bridge Loans and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Bridge Lender of the details of any automatic conversion to Base Rate Loans described in SECTION 2.02(a). Each Bridge Lender shall make the amount of its Bridge Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

                  (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Bridge Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Bridge Lenders.

                  (d) The Administrative Agent shall promptly notify the Borrower and the Bridge Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. Such determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Bridge Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                  (e) After giving effect to all Bridge Borrowings, all conversions of Bridge Loans from one Type to the other and all continuations of Bridge Loans, there shall not be more than five Interest Periods in effect.

                  (f) The failure of any Bridge Lender to make the Bridge Loan to be made by it as part of any Bridge Borrowing shall not relieve any other Bridge Lender of its obligation, if any, hereunder to make its Bridge Loan on the date of such Bridge Borrowing, but no Bridge Lender shall be responsible for the failure of any other Bridge Lender to make the Bridge Loan to be made by such other Bridge Lender on the date of any Bridge Borrowing.

                  2.03 PREPAYMENTS. (a) OPTIONAL. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Bridge Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Bridge Loans to be prepaid. The Administrative Agent will promptly notify each Bridge Lender of its receipt of each such


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       23
notice, and of the amount of such Bridge Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01.

                  (b) MANDATORY. (i) Upon the sale by any Loan Party or any of its Subsidiaries of any of its capital stock or other Equity Interests, other than (A) the sale of capital stock or other Equity Interests of a Subsidiary of a Loan Party to any Loan Party or (B) the sale of capital stock or other Equity Interests of a non-Guarantor to a Subsidiary of a Loan Party that is a non-Guarantor (in each case, to the extent not prohibited by SECTIONS 7.03, 7.05 and 7.06 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 6.01), the Borrower shall prepay an aggregate principal amount of Bridge Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party or such Subsidiary to the extent (A) such Net Cash Proceeds are not required to be applied to any Designated Senior Indebtedness and (B) any such prepayment is not prohibited by the terms of any Designated Senior Indebtedness.

                  (c) (ii) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to SECTION 7.02(a), (b) OR (c) of the Senior Credit Agreement as incorporated herein by reference pursuant to
SECTION 6.01), the Borrower shall prepay an aggregate principal amount of Bridge Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by any Loan Party or such Subsidiary to the extent (A) such Net Cash Proceeds are not required to be applied to any Designated Senior Indebtedness and (B) any such prepayment is not prohibited by the terms of any Designated Senior Indebtedness.

                  2.04 TERMINATION OR REDUCTION OF BRIDGE COMMITMENTS. (a) OPTIONAL. The Borrower may, upon notice to the Administrative Agent, terminate the unused portions of the Bridge Commitments or from time to time permanently reduce the unused portions of the Bridge Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Bridge Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Bridge Commitments.

                  (b) MANDATORY. The Bridge Facility shall be automatically and permanently reduced on the date of the Bridge Borrowing (after giving effect to the Bridge Borrowing), and from time to time thereafter upon each repayment or prepayment of the outstanding Bridge Loans, by an amount equal to the amount by which (A) the Bridge Facility immediately prior to such reduction exceeds (B) the aggregate principal amount of all Bridge Loans outstanding at such time.


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                                       24

                  2.05 REPAYMENT OF BRIDGE LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Bridge Lenders the aggregate principal amount of all Bridge Loans outstanding on the Maturity Date.

                  2.06 INTEREST. (a) Subject to the provisions of SECTION 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

                  (b) If any amount payable by the Borrower under any Bridge Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Bridge Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                  (c) Interest on each Bridge Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

                  2.07 FEES.

                  (a) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (b) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  2.08 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Bridge Loan for the day on which the Bridge Loan is made, and shall not accrue on a Bridge Loan, or any portion thereof, for the day on which the Bridge Loan or such portion is paid, PROVIDED that any Bridge Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.10(a), bear interest for one day.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       25

Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  2.09 EVIDENCE OF INDEBTEDNESS. (a) The Credit Extensions made by each Bridge Lender shall be evidenced by one or more accounts or records maintained by such Bridge Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bridge Lender shall be conclusive absent manifest error of the amount and date of the Credit Extensions made by the Bridge Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bridge Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Bridge Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Bridge Lender (through the Administrative Agent) a Bridge Note, which shall evidence such Bridge Lender's Bridge Loans in addition to such accounts or records. Each Bridge Lender may attach schedules to its Bridge Note and endorse thereon the date, Type (if applicable), amount and maturity of its Bridge Loans and payments with respect thereto.

                  (b) Entries made in good faith by the Administrative Agent in the Register pursuant to SECTION 11.06(c), and by each Bridge Lender and the Administrative Agent in its account or accounts pursuant to SECTIONS 2.09(a), shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Bridge Lender and, in the case of such account or accounts, such Bridge Lender, under this Agreement and the other Bridge Loan Documents, absent manifest error; PROVIDED that the failure of the Administrative Agent or such Bridge Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Bridge Loan Documents.

                  2.10 PAYMENTS GENERALLY. (a) Notwithstanding anything to the contrary in this Agreement or the other Bridge Loan Documents, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Bridge Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Bridge Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Bridge Lender's Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; PROVIDED,


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       26

HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                  (c) Unless the Borrower or any Bridge Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bridge Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bridge Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Bridge Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bridge Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bridge Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Bridge Lender failed to make such payment, such Bridge Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Bridge Lender pays such amount to the Administrative Agent, then such amount shall constitute such Bridge Lender's Bridge Loan included in the applicable Bridge Borrowing. If such Bridge Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Bridge Borrowing. Nothing herein shall be deemed to relieve any Bridge Lender from its obligation to fulfill its Bridge Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Bridge Lender as a result of any default by such Bridge Lender hereunder.

A notice of the Administrative Agent to any Bridge Lender or the Borrower with respect to any amount owing under this SECTION 2.10(c) shall be conclusive, absent manifest error.

                  (d) If any Bridge Lender makes available to the Administrative Agent funds for any Bridge Loan to be made by such Bridge Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       27
such funds (in like funds as received from such Bridge Lender) to such Bridge Lender, without interest.

                  (e) The obligations of the Bridge Lenders hereunder to make Bridge Loans are several and not joint. The failure of any Bridge Lender to make any Bridge Loan or to fund any such participation on any date required hereunder shall not relieve any other Bridge Lender of its corresponding obligation to do so on such date, and no Bridge Lender shall be responsible for the failure of any other Bridge Lender to so make its Bridge Loan or purchase its participation.

                  (f) Nothing herein shall be deemed to obligate any Bridge Lender to obtain the funds for any Bridge Loan in any particular place or manner or to constitute a representation by any Bridge Lender that it has obtained or will obtain the funds for any Bridge Loan in any particular place or manner.

                  (g) Upon the occurrence and during the continuance of an Event of Default, the Borrower hereby authorizes each Bridge Lender, if and to the extent payment owed to such Bridge Lender is not made when due hereunder or, in the case of a Bridge Lender, under the Bridge Note held by such Bridge Lender, to charge from time to time against any or all of the Borrower's accounts with such Bridge Lender any amount so due.

                  (h) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Bridge Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Bridge Lenders under or in respect of this Agreement and the other Bridge Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Bridge Lenders in the order of priority set forth in
SECTION 7.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Bridge Loan Documents under circumstances for which the Bridge Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Bridge Lenders in accordance with such Bridge Lender's Pro Rata Share of the sum of the Outstanding Amount of all Bridge Loans outstanding at such time, in repayment or prepayment of such of the outstanding Bridge Loans or other Obligations then owing to such Bridge Lender.

                  2.11 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Bridge Lender shall obtain on account of the Bridge Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Bridge Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Bridge Lenders such participations in the Bridge Loans made by them as shall be necessary to cause such purchasing Bridge Lender to share the excess payment in respect of such Bridge Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bridge Lender under any of the circumstances described in SECTION 11.05 (including pursuant to any settlement entered into by the purchasing Bridge Lender in its discretion), such purchase shall to that extent be rescinded and each other Bridge Lender shall repay to the purchasing


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       28

Bridge Lender the purchase price paid therefor, together with an amount equal to such paying Bridge Lender's ratable share (according to the proportion of (i) the amount of such paying Bridge Lender's required repayment to (ii) the total amount so recovered from the purchasing Bridge Lender) of any interest or other amount paid or payable by the purchasing Bridge Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Bridge Lender so purchasing a participation from another Bridge Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to SECTION 10.09 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 11.07) with respect to such participation as fully as if such Bridge Lender were the direct creditor of the Borrower in the amount of such participation; provided, further, that, so long as the Obligations under the Bridge Loan Documents shall not have been accelerated, any excess payment received by any Bridge Lender shall be shared on a pro rata basis only with other Bridge Lenders. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Bridge Lenders following any such purchases or repayments. Each Bridge Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bridge Lender were the original owner of the Obligations purchased.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  3.01 TAXES, YIELD PROTECTION AND ILLEGALITY PROVISIONS IN THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE. The terms and provisions of
ARTICLE III of the Senior Credit Agreement, and all defined terms used therein (including without limitation, all ancillary defined terms used in the definition of such defined terms), and each Schedule referenced therein that are not otherwise fully and expressly set forth in this Agreement are specifically incorporated herein by reference for the benefit of the Borrower, the Agents and the Bridge Lenders in accordance with the guidelines specified in SECTION 1.04(b) with the same force and effect as if the same were set forth in this Agreement or delivered pursuant to this Agreement (without giving effect to any waivers thereof or amendments thereto subsequent to the date hereof without prior written consent of the Required Bridge Lenders).

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION

                  4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Bridge Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       29

Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement sufficient in number for distribution to each Agent, each Bridge Lender and the Borrower;

                  (ii) a Bridge Note executed by the Borrower in favor of each Bridge Lender requesting a Bridge Note prior to the date hereof;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Bridge Loan Documents to which such Loan Party is a party or is to be a party;

                  (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation;

                  (v) a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to each Agent and each Bridge Lender, as to the matters set forth in EXHIBIT E;

                  (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Bridge Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that (i) the representations and warranties of the Borrower and each other Loan Party contained in ARTICLE V, or which are contained in any document furnished under or in connection herewith are true and correct on and as of the date of the initial Credit Extension and (ii) no Default exists, or will result from the initial Credit Extension or from the application of the proceeds therefrom and
         (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (viii) certificates and letters attesting to the Solvency of each Loan Party before and after giving effect to the Refinancing, from the Borrower's Chief Financial Officer;

                  (ix) certified copies of each of the Related Documents, duly executed by the parties thereto;


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       30

                  (x) a Request for Credit Extension, relating to the initial Credit Extension;

                  (xi) such other assurances, certificates, documents, consents or opinions as any Agent, or any Bridge Lender reasonably may require.

                  (b) The Amendment No. 1 Effective Date shall have occurred.

                  (c) Evidence satisfactory to the Administrative Agent that (i) simultaneous with the Initial Credit Extension hereunder, the Borrower shall have taken all steps required under SECTION 8.01 of the Subordinated Notes Indenture to irrevocably terminate its obligations under the Subordinated Notes Indenture (except to the extent ARTICLE 8 of the Subordinated Notes Indenture expressly provides such obligations survive or may be reinstated), including, without limitation, the entry by the Borrower into irrevocable escrow arrangements satisfactory to the Administrative Agent for the payment of all sums payable to the holders of the Subordinated Notes, and (ii) the Borrower shall have requested a written acknowledgment from the trustee under the Subordinated Notes Indenture acknowledging the discharge of the Borrower's obligations thereunder (other than any obligations expressly stated to survive in Section 8.01 of the Subordinated Notes Indenture), a copy of which acknowledgment shall be sent to the Administrative Agent promptly upon its receipt by the Borrower.

                  (d) All fees required to be paid on or before the Effective Date shall have been paid.

                  (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to any Loan Party's knowledge, threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, (ii) purports to adversely affect the Refinancing or any portion thereof or the ability of the Borrower or any other Loan Party to perform their respective obligations under the Bridge Loan Documents, or (iii) purports to adversely affect the legality, validity or enforceability of any Bridge Loan Document or the consummation of the Refinancing.

                  (f) All governmental authorizations and all third party consents and approvals necessary in connection with the Refinancing shall have been obtained (without the imposition of any conditions that are not acceptable to the Bridge Lenders) and shall remain in effect; all applicable waiting periods in connection with the Refinancing shall have expired without any action being taken by any Governmental Authority; and no Law shall be applicable in the judgment of the Bridge Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Refinancing or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (g) The Senior Credit Facility shall be rated at least BB- (stable) by S&P and at least B1 (stable) by Moody's.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       31

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agents and the Bridge Lenders that:

                  5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each of its Subsidiaries (a)(i) is a corporation, partnership or limited liability company duly organized or formed, validly existing and (ii) in the case of the Loan Parties, in good standing under the Laws of the jurisdiction of its incorporation or organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Bridge Loan Documents to which it is a party,
(c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Bridge Loan Document to which such Person is or is to be a party, and the consummation of the Refinancing, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation (other than the Contractual Obligations contemplated to be repaid pursuant to the Refinancing) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Bridge Loan Document except for notices required in connection with prepayments of the Subordinated Notes or (ii) the exercise by any Agent or any Bridge Lender of its rights under the Bridge Loan Documents. All applicable waiting periods in connection with the Refinancing (except for waiting periods in connection with prepayments of the Subordinated Notes) have expired without any action having been taken by any competent Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Refinancing or the


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       32
rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  5.04 BINDING EFFECT. This Agreement has been, and each other Bridge Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Bridge Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

                  5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries, taken as a whole, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries, taken as a whole, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                  (b) The unaudited consolidated financial statements of the Borrower, taken as a whole, and its Subsidiaries dated October 4, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries, taken as a whole, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

                  (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries, taken as a whole, as at October 4, 2003, and the related consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries, taken as a whole, for the nine months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Bridge Lender, fairly present the consolidated pro forma financial condition of the Borrower and its Subsidiaries, taken as a whole, as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries, taken as a whole, for the period ended on such date, in each case giving effect to the Refinancing, all in accordance with GAAP.

                  (e) The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Bridge Lenders pursuant to SECTION 4.01 or 5.05 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       33
delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                  5.06 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Bridge Loan Document.

                  5.07 SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  5.08 SENIOR CREDIT AGREEMENT. Attached hereto as Exhibit F is a true, correct and complete copy of the Senior Credit Agreement, as amended by Amendment No. 1 together with (a) all Schedules related thereto delivered on the effective date thereof and (b) copies of any Compliance Certificate delivered pursuant to the Senior Credit Agreement updating such schedules prior to the date hereof.

                  5.09 REDEMPTION OF SUBORDINATED NOTES. As of the Effective Date, all obligations under the Subordinated Notes and the Subordinated Notes Indenture have been irrevocably terminated in accordance with Section 8.01 of the Subordinated Notes Indenture (other than (a) the obligations expressly stated in such section to survive and (b) to the extent such obligations may be reinstated pursuant to SECTION 8.05 thereof) and no further action by the Borrower is necessary to terminate, redeem, defease and satisfy in full the Subordinated Notes.

                                   ARTICLE VI
                                    COVENANTS

                  So long as any Bridge Lender shall have any Bridge Commitment hereunder or any Bridge Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied the Borrower shall, and shall cause each Subsidiary to:

                  6.01 COVENANTS IN THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE. Comply with the covenants of the Borrower and each Loan Party contained in SECTIONS 6.01, 6.02 (EXCEPT 6.02(i)(ii) AND (j)), 6.03 (EXCEPT 6.03(e)(A) AND (D)) THROUGH 6.10 (EXCEPT FOR THE SECOND SENTENCE OF SECTION 6.07), 6.13, 6.14, 6.16, 6.20, 7.01 (EXCEPT FOR THE PROVISO IN SECTION 7.01(b))
THROUGH 7.10 AND 7.12 THROUGH 7.20 of the Senior Credit Agreement, which covenants and all defined terms used therein (including, without limitation, all ancillary defined terms used in the definitions of such defined terms) and each Schedule referenced therein (in each case as updated through the date hereof) that are not otherwise fully and expressly set forth in this Agreement are specifically incorporated herein by reference for the benefit of the Agents and the Bridge Lenders in accordance with the guidelines specified in SECTION 1.04(b) and with the same force and effect as if the same were set forth in this Agreement or delivered pursuant to this Agreement (without giving effect to any waivers thereof or amendments thereto subsequent to the date hereof without the prior written consent of the Required Bridge Lenders); PROVIDED that the following sections of the Senior Credit Agreement shall be modified as follows:


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       34

                  (a) the reference in SECTION 7.01(a) to "any Loan Document" shall mean and be a reference to "any Senior Loan Document";

                  (b) the references in Section 7.02(a)(A) and (b) to the "Administrative Agent" shall mean and be a reference to the "Administrative Agent under the Senior Credit Agreement";

                  (c) the reference in SECTION 7.02(c)(A) to "Indebtedness under the Loan Documents" shall mean and be a reference to "Indebtedness under the Senior Loan Documents and the Bridge Loan Documents";

                  (d) the basket amount referenced in Section 7.02(c)(E) shall be $12,500,000;

                  (e) the basket amount referenced in Section 7.02(c)(F) shall be $25,000,000;

                  (f) Section 7.03(h)(D) shall read in full as follows:

                                    "(D) the total consideration (including,
                  without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this SECTION 7.03(h), shall consist of (i) not more than $12,500,000 in cash and (ii) capital stock of the Borrower with a fair market value of not more than $12,500,000; PROVIDED that, if the Consolidated Leverage Ratio (as defined in the Senior Credit Agreement) of the Borrower and its Subsidiaries after giving pro forma effect to any such Investment is less than 4:00:1:00, such amount shall be increased by an additional $25,000,000 consisting of (i) up to $12,500,000 in cash and (ii) capital stock of the Borrower with a fair market value of up to $12,500,000;"

                  (g) the basket amount referenced in Section 7.03(j) shall be $12,500,000;

                  (h) the basket amount referenced in Section 7.03(l) shall be $1,250,000;

                  (i) the basket amount referenced in Section 7.05(g) shall be $43,750,000;

                  (j) the basket amount referenced in Section 7.05(h) shall be $56,250,000;

                  (k) the basket amount referenced in Section 7.05(j) shall be $62,500;


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       35

                  (l) the reference in SECTION 7.09 to "Loan Documents" shall mean and be a reference to the "Senior Loan Documents and the Bridge Loan Documents".

                  (m) Section 7.12 shall read in full as follows:

                            "7.12 CAPITAL EXPENDITURES. Make or become legally
                      obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

                      Fiscal Year                  Amount
                      ------------                 ---------------
                      2004                           $43,750,000
                      2005                           $43,750,000

                      PROVIDED, HOWEVER, that, if the Consolidated Leverage Ratio of the Borrower and its Subsidiaries after giving pro forma effect to any such Capital Expenditure is less than 4:00:1:00, the amount set forth above for fiscal year 2005 shall be increased by an additional $6,250,000 in each such year; PROVIDED, FURTHER, any amount up to $12,500,000 in each fiscal year of the Borrower and $43,750,000 in the aggregate for all such fiscal years of the Borrower not required to be prepaid pursuant to
                      SECTION 2.03(b) may be used for Capital Expenditures in addition to the amounts set forth above (collectively, the "TOTAL CAPITAL EXPENDITURES"); PROVIDED, FURTHER, that so long as no Default has occurred and is continuing or would result from such expenditure, 50% of Total Capital Expenditures, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year (but not to succeeding years) (such amount, the "CAPITAL EXPENDITURE CARRYOVER AMOUNT").";

                  (n) the basket amount referenced in Section 7.13 shall be $12,500,000; and

                  (o) the reference in Section 7.16 to "Secured Parties" shall mean and be a reference to the "Bridge Lenders".

                  6.02 USE OF PROCEEDS. Use the proceeds of the Bridge Loans solely to effect the Refinancing and pay related transaction fees and expenses.

                  6.03 COVENANT TO GUARANTEE OBLIGATIONS; NEW SUBSIDIARIES. (a) Upon the formation or acquisition of any new direct or indirect Subsidiaries (other than Foreign Subsidiaries or Subsidiaries subject to regulatory restrictions that prohibit the granting of liens or guarantees pursuant to the Bridge Loan Documents) by any Loan Party, in each case at the Borrower's expense, cause each such Subsidiary, to duly execute and deliver to the Administrative Agent a guaranty or Guaranty Supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Bridge Loan Documents within 30 days after such formation or acquisition;

                 Alderwoods--Subordinated Bridge Loan Agreement
                                       36

                  (b) In connection with the formation or acquisition of a Subsidiary, deliver to the Administrative Agent with the next quarterly Compliance Certificate to be delivered by the Borrower pursuant to SECTION 6.02(b) of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 6.01 following such formation or acquisition, an updated
SCHEDULE 5.13 to the Senior Credit Agreement reflecting such formation or acquisition; and

                  (c) Within 60 days after such request, formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Bridge Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the guaranties and Guaranty Supplements referred to in this SECTION 6.03 being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request.

                  6.04 FURTHER ASSURANCES. Promptly upon request by any Agent, or any Bridge Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Bridge Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as any Agent, or any Bridge Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Bridge Loan Documents.

                  6.05 ANTI-LAYERING. Notwithstanding any other provision hereof, not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is expressly subordinate or junior in right of payment to the Designated Senior Indebtedness and senior in any respect in right of payment to the Bridge Loans.

                  6.06 SENIOR CREDIT AGREEMENT. Promptly deliver to the Administrative Agent (a) all notices of or requests for any waivers, amendments or other modifications to the Senior Credit Agreement, along with copies of any such waivers, amendments or other modifications, as applicable and (b) any updates to Schedules under the Senior Credit Agreement that have been incorporated herein.

                                  ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

                  7.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

                  (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay, whether or not prohibited by the subordination provisions of ARTICLES IX hereof, (i) when and as required to be paid herein, any amount of principal of any Bridge Loan, or (ii) within three Business Days after the same becomes due, any interest on any Bridge Loan, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Bridge Loan Document; or

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

                  (b) SPECIFIC COVENANTS. (i) The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in SECTIONS 6.01, 6.02 (EXCEPT 6.02(i)(ii) AND (j)), 6.03 (EXCEPT 6.03(e)(A) AND (D)), 6.05, 6.09 or SECTIONS 7.01 (EXCEPT FOR THE PROVISO IN SECTION 7.01(b)) THROUGH 7.10 AND 7.12 THROUGH 7.20 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 6.01 and (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in ARTICLE X; or

                  (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in SECTION 7.01(a) or (b) above) contained in any Bridge Loan Document (including, without limitation, any covenant specified in SECTION 6.01 hereof incorporated by reference herein that is not specified in SECTION 7.01(b) above) on its part to be performed or observed and such failure continues for 30 days; or

                  (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Bridge Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

                  (e) CROSS-DEFAULT. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
         (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; PROVIDED that this clause (e) shall not apply to Indebtedness (excluding the Seven Year Notes) that becomes due (or for which an offer to repurchase, prepay, defease or redeem such Indebtedness is required to be made) as a result of a "due on sale" provision in such Indebtedness that is limited to the specific property being sold so long as such Indebtedness is paid when due; or

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

                  (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

                  (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

                  (h) JUDGMENTS. There is entered against any Loan Party or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under SECTION 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (j) INVALIDITY OF BRIDGE LOAN DOCUMENTS. Any provision of any Bridge Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Bridge Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Bridge Loan Document, or purports to revoke, terminate or rescind any Bridge Loan Document (unless released pursuant to the terms hereof or thereof); or

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                                       39

                  (k) REINSTATEMENT OF SUBORDINATED NOTES. The Subordinated Notes are revived or reinstated pursuant to SECTION 8.05 of the Subordinated Notes Indenture; or

                  (l) CHANGE OF CONTROL. There occurs any Change of Control.

                  7.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Bridge Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Bridge Lender to make Bridge Loans to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Bridge Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Bridge Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (c) exercise on behalf of itself, the other Agents and the Bridge Lenders all rights and remedies available to it, the other Agents and the Bridge Lenders under the Bridge Loan Documents or applicable Law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Bridge Lender to make Bridge Loans shall automatically terminate, the unpaid principal amount of all outstanding Bridge Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of any Agent or any Bridge Lender.

                  7.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 7.02 (or after the Bridge Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

                  FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Agents in their capacities as such (including Attorney Costs and amounts payable under ARTICLE III) ratably among them in proportion to the amounts described in this clause FIRST payable to them;

                  SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Bridge Lenders (including Attorney Costs and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

                  THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Bridge Loans, ratably among the Bridge Lenders in proportion to the respective amounts described in this clause THIRD payable to them;


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                                       40

                  FOURTH, pro rata to payment of that portion of the Obligations constituting unpaid principal of the Bridge Loans, ratably among the Bridge Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

                  FIFTH, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Bridge Loan Documents that are due and payable to the Agents based upon the respective aggregate amounts of all such Obligations owing to the Agents on such date; and

                  LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

                                  ARTICLE VIII
                                     AGENTS

                  8.01 AGENCY PROVISIONS IN THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE. The terms and provisions of ARTICLE IX of the Senior Credit Agreement, and all defined terms used therein (including, without limitation, all ancillary defined terms used in the definitions of such defined terms), and each Schedule referenced therein that are not otherwise fully and expressly set forth in this Agreement are specifically incorporated herein by reference for the benefit of the Agents and the Bridge Lenders in accordance with the guidelines specified in SECTION 1.04(b) and with the same force and effect as if the same were set forth in this Agreement (without giving effect to any waivers thereof or amendments thereto subsequent to the date hereof without prior written consent of the Required Bridge Lenders); PROVIDED that all references in the incorporated provisions of SECTION 9.08 of the Senior Credit Agreement to "Bank of America" shall, without further reference, mean and refer to Banc of America Bridge as defined hereunder.

                                   ARTICLE IX
                                  SUBORDINATION

                  9.01 AGREEMENT TO SUBORDINATE SUBORDINATED INDEBTEDNESS TO SENIOR INDEBTEDNESS. The Borrower and each Guarantor covenant and agree, and each Bridge Lender likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this ARTICLE IX, the Subordinated Indebtedness is hereby expressly made subordinate and subject in right of payment to the prior Payment In Full of all Senior Indebtedness.

                  9.02 PAYMENT OF PROCEEDS UPON INSOLVENCY, ETC. (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower, any Guarantor or to their creditors, as such, or to any of their assets, or (ii) any liquidation, dissolution or winding up of the Borrower or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of creditors or any marshaling of assets and liabilities of the Borrower or any Guarantor, then and in any such event the holders of Senior Indebtedness shall be entitled to receive Payment In Full of all amounts due or to become due on or in respect of all Senior Indebtedness before the Bridge Lenders are entitled to receive any payment on account of principal (including, without limitation, sinking


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                                       41
fund payments, if any) of (or premium, if any) or interest under this Agreement and before any other payment of Subordinated Indebtedness may be made or otherwise provided for, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment of all Senior Indebtedness remaining unpaid (to the extent necessary for Payment In Full of all Senior Indebtedness, after giving effect to any concurrent indefeasible payment or distribution in cash or other payment satisfactory to the holders of Senior Indebtedness to or for the holders of Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower or any Guarantor being subordinated to the payment of the Obligations under this Agreement, that may be payable or deliverable in respect of the Obligations under this Agreement in any such case, proceeding, dissolution, liquidation, winding up or other event.

                  (b) If, contrary to the foregoing provisions of this SECTION 9.02(b), the Administrative Agent or any Bridge Lender receives any payment or distribution of assets of the Borrower or any Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower or any Guarantor being subordinated to the payment of the Obligations under this Agreement, before all Senior Indebtedness is Paid In Full, then such payment or distribution shall be held in trust by the Administrative Agent or such Bridge Lender for the holders of Senior Indebtedness, and if such facts shall, at or prior to the time of such payment or distribution, have been made known to the Administrative Agent, shall be held by the Administrative Agent in a separate account, and shall be paid over or delivered forthwith to the holders of Senior Indebtedness pro rata (or, if otherwise required by applicable law, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Borrower or Guarantor, as the case may be, for application to the payment of all Senior Indebtedness) until Payment In Full of all Senior Indebtedness, after giving effect to any concurrent indefeasible payment or distribution in cash or other payment satisfactory to the holders of Senior Indebtedness to or for the holders of Senior Indebtedness.

                  9.03 NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. (a) Neither the Borrower nor any Guarantor may pay any Subordinated Indebtedness if
(i) any Payment Default occurs with respect to any Senior Indebtedness (and such default is not cured or waived in accordance with the express terms (if any) of the instruments and agreements (as the case may be) evidencing such Senior Indebtedness) or would occur upon making such payment on Subordinated Indebtedness or (ii) any Non-Payment Default occurs with respect to any Senior Indebtedness and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (and such acceleration is not rescinded in accordance with the express terms (if any) of the instruments and agreements (as the case may be) evidencing such Senior Indebtedness) in either case, unless such Senior Indebtedness is Paid In Full.

                  (b) In addition (and without limiting SECTION 9.03(a)), following the occurrence of any Non-Payment Default with respect to any Designated Senior Indebtedness (or if a Non-Payment Default with respect to any Designated Senior Indebtedness would occur upon making such payment on Subordinated Indebtedness) which permits the holder or holders of such Designated Senior Indebtedness to accelerate the maturity thereof, upon the receipt by the


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                                       42

Administrative Agent and the Borrower of written notice (a "PAYMENT BLOCKAGE NOTICE") from the Senior Agent or the Indenture Trustee, neither the Administrative Agent nor the Borrower may pay any Subordinated Indebtedness during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of such receipt by the Administrative Agent and the Borrower of such written notice and ending on the earliest of (i) the date on which such Non-Payment Default shall have been cured or waived in accordance with the express terms (if any) of the instruments and agreements (as the case may be) evidencing such Designated Senior Indebtedness, (ii) the date on which all such Designated Senior Indebtedness shall have been discharged and Paid In Full, and (iii) the 180th day after the date of the receipt by the Administrative Agent and the Borrower of such written notice. Any number of such Payment Blockage Notices may be given; PROVIDED that notwithstanding any other provision of this Agreement, (i) only one Payment Blockage Notice may be given within any consecutive 360-day period, (ii) a Payment Blockage Notice shall be deemed to include notice of all other Non-Payment Defaults under such indenture or instrument that are actually known by the Senior Agent or the Indenture Trustee, as applicable, to be continuing at the time of the event of default specified in such Payment Blockage Notice (each such specified or other known event of default, a "CONTINUING NON-PAYMENT DEFAULT"), and (iii) no Continuing Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice may be the basis for a subsequent Payment Blockage Notice unless such Continuing Non-Payment Default shall have been cured or waived for a period of not less than 90 days.

                  (c) If, notwithstanding the foregoing, the Borrower or a Guarantor makes any payment to the Administrative Agent or the Bridge Lenders of any Obligation under this Agreement prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust by the Administrative Agent or any such Bridge Lender for the appropriate holders of such Senior Indebtedness, and if such facts shall, at or prior to the time of such payment, have been made known to the Administrative Agent or any Bridge Lender, shall be held by the Administrative Agent or any Bridge Lender in a separate account, and shall be paid over and delivered forthwith to the appropriate holders of such Senior Indebtedness until the amounts of such Senior Indebtedness then due are paid in full or provision made therefor.

                  (d) The provisions of this SECTION 9.03 shall not apply to any payment with respect to which SECTION 9.02 would be applicable.

                  9.04 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the prior Payment In Full of all Senior Indebtedness, the Bridge Lenders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this
ARTICLE IX to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Bridge Lenders or the Administrative Agent would be entitled except for provisions of this ARTICLE IX, and no payments made pursuant to the provisions of this ARTICLE IX to the holders of Senior Indebtedness by the Bridge Lenders or the Administrative Agent, shall, as among the Borrower, the Guarantors, their creditors other than holders of Senior Indebtedness and the Bridge Lenders, be deemed to be a payment or distribution by the Borrower or any Guarantor to or on account of the Senior Indebtedness.


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

                  9.05 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. (a) The provisions of this ARTICLE IX are and are intended solely for the purpose of defining the relative rights of the Bridge Lenders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
ARTICLE IX or elsewhere in this Agreement or in the Bridge Notes is intended to or shall, as between the Borrower and the Guarantors and the Bridge Lenders: (i) impair the obligations of the Borrower and the Guarantors, which are absolute and unconditional, to pay to the Bridge Lenders the principal of (and premium, if any) and interest on the Bridge Loans as and when the same shall become due and payable in accordance with their terms; (ii) affect the relative rights against the Borrower and the Guarantors of the Bridge Lenders or (iii) prevent the Administrative Agent or any Bridge Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article IX of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Administrative Agent or such Bridge Lender.

                  (b) Except as expressly provided in this ARTICLE IX, nothing contained in this ARTICLE IX shall affect the obligation of the Borrower and the Guarantors to make, or prevent the Borrower or any Guarantors from making, payments of the principal of, premium, if any, and interest on the Bridge Loans in accordance with the provisions hereof and thereof, or shall prevent the Administrative Agent from applying any moneys deposited with it hereunder to the payment of the principal of, premium, if any, and interest on the Bridge Loans.

                  9.06 ADMINISTRATIVE AGENT TO EFFECTUATE SUBORDINATION. (a) Each Bridge Lender authorizes and directs the Administrative Agent on such Bridge Lender's behalf to take such action as may be necessary or appropriate to effectuate, as between the Bridge Lenders and the holders of Senior Indebtedness, the subordination provided in this ARTICLE IX and appoints the Administrative Agent as attorney-in-fact for any and all such purposes.

                  (b) The Senior Agent and the Indenture Trustee are hereby irrevocably authorized to demand specific performance of the provisions of this
ARTICLE IX, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, any time when the Bridge Lenders or the Administrative Agent shall have failed, or threatened to fail, to comply with any of the provisions of this ARTICLE IX applicable to them. The Bridge Lenders and the Administrative Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Bridge Lenders and the Administrative Agent hereby acknowledge that the provisions of this ARTICLE IX are intended to be enforceable at all times, whether before or after the commencement of a proceeding referred to in SECTION 9.02.

                  9.07 NO WAIVER OF SUBORDINATION PROVISIONS. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any Guarantor or by any act or failure to act by any such holder, or by any non-compliance by the Borrower or any Guarantor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or


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

notice to the Administrative Agent or the Bridge Lenders, without incurring responsibility to the Administrative Agent or the Bridge Lenders and without impairing or releasing the subordination provided in this ARTICLE IX or the obligations hereunder of the Administrative Agent or the Bridge Lenders to the holders of Senior Indebtedness, do any one or more of the following:

                  (i) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Senior Indebtedness, or any portion thereof, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, documents evidencing Designated Senior Indebtedness) relating to any Senior Indebtedness, including, without limitation, any increase or decrease of the principal amount thereof, the rate of interest thereon or the fees payable in connection therewith;

                  (ii) waive or otherwise consent to noncompliance with any provision of any agreement, document or instrument (including, without limitation, documents evidencing Designated Senior Indebtedness) relating to any Senior Indebtedness;

                  (iii) accept partial payments on any Senior Indebtedness;

                  (iv) receive, take and hold security or collateral for the payment or performance of any Senior Indebtedness and exchange, enforce, waive, substitute, liquidate, terminate, abandon, impair, fail to perfect, subordinate, transfer, alter, release or otherwise deal with any such security or collateral;

                  (v) apply any and all such security or collateral and direct the order or manner of sale thereof;

                  (vi) settle, release, compromise, collect or otherwise liquidate any Senior Indebtedness;

                  (vii) add, release or substitute any one or more guarantors, makers or endorsers of all or any part of any Senior Indebtedness and otherwise deal with the Borrower, or any guarantor, maker or endorser;

                  (viii) apply any and all payments or recoveries from the Borrower or from any guarantor, maker or endorser of all or any part of the Senior Indebtedness in such order as any holder of Senior Indebtedness (or any agent therefor) may determine, whether such Senior Indebtedness is secured or unsecured or guaranteed or not guaranteed by others; and

                  (ix) exercise or refrain from exercising any rights against the Borrower or any other Person.

                  9.08 NOTICE TO ADMINISTRATIVE AGENT. (a) The Borrower shall give prompt written notice to the Administrative Agent of any fact known to the Borrower that would prohibit the making of any payment to or by the Administrative Agent or the Bridge Lenders in respect of the Bridge Loans. Notwithstanding the provisions of this ARTICLE IX or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence


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

of any facts that would prohibit the making of any payment to or by the Administrative Agent or the Bridge Lenders in respect of the Bridge Loans, unless and until the Administrative Agent shall have received written notice thereof at least one Business Day prior to any such payment date from the Borrower, any Bridge Lender, the Senior Agent, the Indenture Trustee, a holder of any class of Senior Indebtedness or any one or more agents acting on behalf of any one or more holders of any class of Senior Indebtedness who (other than the Senior Agent or the Indenture Trustee) shall have been certified by the Borrower or otherwise established to the reasonable satisfaction of the Administrative Agent to be such holder, or from any trustee therefor; and, prior to the receipt of any such written notice, the Administrative Agent shall be entitled in all respects to assume that no such facts exist.

                  (b) The Administrative Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent therefor). If the Administrative Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE IX, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent, as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other acts pertinent to the rights of such Person under this ARTICLE IX, and if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  9.09 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Borrower or any Guarantor referred to in this ARTICLE IX, the Administrative Agent and the Bridge Lenders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or other proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Administrative Agent or the Bridge Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Borrower and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE IX.

                  9.10 ADMINISTRATIVE AGENT NOT FIDUCIARY FOR BRIDGE LENDERS. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders, absent gross negligence or willful misconduct, if it shall pay over or distribute to the Bridge Lenders or to the Borrower or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this ARTICLE IX or otherwise.

                  9.11 RIGHTS OF ADMINISTRATIVE AGENT AS HOLDER OF SENIOR INDEBTEDNEESS; INDEBTEDNESS; PRESERVATION OF ADMINISTRATIVE AGENT'S RIGHTS. The Administrative Agent in its individual capacity shall be entitled to all the rights set forth in this ARTICLE IX with respect to any


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

Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Agreement shall deprive the Administrative Agent of any of its rights as such holder.

                  9.12 AUTHORIZATION TO FILE CLAIMS; REINSTATEMENT OF SUBORDINATION. (a) Each of the Senior Agent and the Indenture Trustee is hereby irrevocably authorized and empowered (in its own name or, in the name of the Bridge Lenders or the Administrative Agent or otherwise), but shall have no obligation, to file claims and proofs of claim in respect of the Bridge Loans in proceedings referred to in SECTION 9.02 in the event such claims or proofs of claim have not been filed prior to 30 days before such filings would be barred.

                  (b) The provisions of this ARTICLE IX shall continue to be effective or be immediately reinstated, as the case may be, if at any time any payment of any Designated Senior Indebtedness is rescinded or must otherwise be returned by the Senior Agent, the Senior Lenders, or any other holder of Designated Senior Indebtedness in connection with the insolvency, bankruptcy or reorganization of the Borrower, any Guarantor or otherwise, all as though such payment had not been made.

                  9.13 NO SUSPENSION OF REMEDIES. (a) The failure to make a payment of Subordinated Indebtedness by reason of any provision of this ARTICLE IX shall not be construed as preventing the occurrence of an Event of Default under SECTION 7.01. Nothing contained in this ARTICLE IX shall limit the right of the Administrative Agent or the Bridge Lenders to take any action to accelerate the maturity of the Bridge Loans pursuant to ARTICLE VII or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this ARTICLE IX of the holders, from time to time, of Senior Indebtedness; PROVIDED, HOWEVER, that neither the Administrative Agent nor the Bridge Lenders may accelerate amounts owing under the Bridge Loans pursuant to
SECTION 7.02 without first providing at least five (5) Business Days prior written notice to the Senior Agent and the Indenture Trustee.

                  (b) Notwithstanding any provisions to the contrary in this Agreement, so long as any Payment Blockage Period or Payment Default exists, neither the Administrative Agent nor any Bridge Lender may for 120 days after the first date of such Payment Blockage Period or until such Payment Default is cured (i) ask, demand or sue for any payment, distribution or any other remedy in respect of the Subordinated Indebtedness or (ii) commence or join with any other creditor (other than the Senior Lenders, the Senior Agent, the Indenture Trustee and other holders of Designated Senior Indebtedness) in commencing any proceeding referred to in SECTION 9.02; PROVIDED, HOWEVER, this clause (b) shall not restrict the ability of the Administrative Agent or any Bridge Lender to file a proof of claim in respect of Indebtedness owed under this Agreement or the Bridge Notes.

                  9.14 MISCELLANEOUS. (a) Each Bridge Lender, the Administrative Agent, the Borrower and each Guarantor will, at the Borrower's sole expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Senior Agent or the Indenture Trustee may request, in order to protect any right or interest granted or purported to be granted by the provisions of this ARTICLE IX or to enable the Senior Agent or the Indenture Trustee to exercise and enforce rights and remedies hereunder.


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

                  (b) All rights and interests under this ARTICLE IX of the Senior Lenders, the Senior Agent, the Indenture Trustee and any other holder of Senior Indebtedness, and all agreements and obligations of the Bridge Lenders, the Administrative Agent, the Borrower and the Guarantors under this ARTICLE IX shall remain in full force and effect irrespective of:

                  (i) the invalidity or unenforceability of any security or collateral for or guaranty of all or any part of the Senior Indebtedness or of any promissory note or other agreement, document or instrument (including, without limitation, documents evidencing Designated Senior Indebtedness) evidencing or in respect of all or any Senior Indebtedness, or the lack of perfection or continuing perfection or failure of priority of any security or collateral for all or any part of the Senior Indebtedness or any guaranty therefor;

                  (ii) the absence of any attempt to collect the Senior Indebtedness, or any portion thereof, or other action to enforce the same;

                  (iii) any failure to acquire, perfect or maintain any security interest in, or to preserve any rights to, any security or collateral for all or any part of the Senior Indebtedness or any guaranty therefor;

                  (iv) any election in any proceeding instituted under any Debtor Relief Law;

                  (v) any borrowing or grant of a security interest or other Lien by the Borrower or any Guarantor as debtor-in-possession, or extension of credit, under any Debtor Relief Law;

                  (vi) the disallowance, under any Debtor Relief Law, of all or any portion of any claim(s) for repayment of the Senior Indebtedness;

                  (vii) any use of cash collateral under any Debtor Relief Law;

                  (viii) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

                  (ix) the avoidance of any Lien in favor of any holder of Senior Indebtedness (or any agent therefor) for any reason;

                  (x) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including, without limitation, any discharge of, or bar or stay against collecting or accelerating, all or any of the Senior Indebtedness in or as a result of any such proceeding;

                  (xi) any failure to file or enforce a claim against the Borrower, any Guarantor or estate thereof in any bankruptcy or insolvency case or proceeding; or

                  (xii) any other circumstance that might otherwise constitute a legal or equitable defense to, or discharge of, the Borrower, a Guarantor or a subordinated creditor.


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

                  (c) The Bridge Lenders, the Administrative Agent, the Borrower and the Guarantors each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this
ARTICLE IX and any requirement that the Senior Agent, any Senior Lender, the Indenture Trustee or any other holder of Senior Indebtedness protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

                  (d) No failure on the part of the Senior Agent, the Indenture Trustee, any Senior Lender or any other holder of Senior Indebtedness to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (e) The provisions of this ARTICLE IX constitute a continuing agreement and (i) shall remain in full force and effect until the Senior Indebtedness shall have been Paid In Full, (ii) shall be binding upon the Bridge Lenders, the Administrative Agent, the Borrower and the Guarantors, and their successors and assigns, (iii) shall inure to the benefit of and be enforceable by the Senior Agent, the Senior Lenders, the Indenture Trustee and each other holder of Senior Indebtedness and their successors, participants, transferees and assigns and (iv) may not be amended or modified in any way (and neither may the definitions used therein) that would impair the rights of any holder of Designated Senior Indebtedness without the written consent of such impaired holder, and in any event no such amendment or modification shall be effective against any holder of Designated Senior Indebtedness who has not consented thereto in writing. Without limiting the generality of the foregoing clause any Senior Lender may assign or otherwise transfer any promissory note issued under the Senior Credit Agreement held by it, or grant any participation in any of its rights or obligations under the Senior Credit Agreement (or Refinancing Indebtedness incurred with respect thereto), and any holder of Seven Year Notes (or Refinancing Indebtedness incurred with respect thereto) may assign or otherwise transfer any such securities, to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Lender or holder, as the case may be, herein or otherwise. The provisions of this ARTICLE IX are intended to be for the benefit of, and shall be enforceable directly by, the Senior Lenders, any one or more agents acting on their respective behalves (including, without limitation, the Senior Agent and the Indenture Trustee).

                                   ARTICLE X
                                    GUARANTY

                  10.01 THE GUARANTY. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of this Agreement, the Bridge Notes and the other Bridge Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being


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

the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Bridge Lender in enforcing any rights under this Guaranty or any other Bridge Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Bridge Lender under or in respect of the Bridge Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor hereby unconditionally and irrevocably agrees that if any payment shall be required to be made to the Administrative Agent or any Bridge Lender under this Guaranty or any other guaranty by such Guarantor, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Bridge Lenders under or in respect of the Bridge Loan Documents.

                  10.02 GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Bridge Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Bridge Lender with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Bridge Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Bridge Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Bridge Loan Documents, or any other amendment or waiver of or any consent to departure from any Bridge Loan Documents, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;


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

                  (e) any failure of the Administrative Agent or any Bridge Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or any Bridge Lender (each Guarantor waiving any duty on the part of the Administrative Agent or any Bridge Lender to disclose such information);

                  (f) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Bridge Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent, any Bridge Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  10.03 WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Bridge Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Bridge Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Bridge Loan Documents


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

and that the waivers set forth in SECTION 10.02 and this SECTION 10.03 are knowingly made in contemplation of such benefits.

                  10.04 SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any Affiliate of such Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Bridge Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Bridge Lender against the Borrower, any other Loan Party or any other insider guarantor the Administrative Agent or any Bridge Lender , whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and the Bridge Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Bridge Lenders , shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Bridge Loan Documents. If (i) any Guarantor shall make payment to the Administrative Agent or any Bridge Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and
(iii) the Maturity Date shall have occurred, the Administrative Agent will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

                  10.05 PAYMENTS FREE AND CLEAR OF TAXES, ETC. Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Bridge Loan Document shall be made, in accordance with SECTION 3.01 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01, free and clear of and without deduction for any and all present or future Taxes (as defined in the Senior Credit Agreement). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Bridge Loan Document to the Administrative Agent or any Bridge Lender, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this SECTION 10.05), the Administrative Agent or such Bridge Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such

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

Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  10.06 REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS. Each Guarantor hereby makes each representation and warranty made in ARTICLE V of this Agreement by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) Such Guarantor has, independently and without reliance upon the Administrative Agent or any Bridge Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Bridge Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

                  10.07 GUARANTY SUPPLEMENTS. Upon the execution and delivery by any Person of a Guaranty Supplement pursuant to SECTION 6.03 (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Bridge Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Bridge Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  10.08 SUBORDINATION OF GUARANTY. The obligations of each Guarantor under its Guaranty pursuant to this ARTICLE X shall be junior and subordinated to the Senior Indebtedness on the same basis as the Bridge Loans are junior and subordinated to Senior Indebtedness of the Borrower.

                  10.09 CONTINUING GUARANTY; ASSIGNMENTS. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Maturity Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the Bridge Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, each of the Administrative Agent and any Bridge Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Bridge Commitments, the Bridge Loans owing to it and the Bridge Note or Bridge Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the


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                                       53

Administrative Agent and the Bridge Lenders herein or otherwise, in each case as and to the extent provided in Section 11.06. No Guarantor shall have the right to ASSIGN ITS RIGHTS HEREUNDER OR ANY INTEREST HEREIN WITHOUT THE PRIOR WRITTEN CONSENT OF THE Administrative Agent and Bridge Lenders.

                  10.10 LIMITATION ON LIABILITY. Each Guarantor and, by its acceptance of any Bridge Note, the Administrative Agent and each Bridge Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the UFCA, the UFTA or any similar law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Administrative Agent and the Bridge Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty shall be limited to the maximum amount as will result in the Obligations of each Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Bridge Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Bridge Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in SECTION 4.01, without the written consent of each Bridge Lender;

                  (b) extend or increase the Bridge Commitment of any Bridge Lender (or reinstate any Bridge Commitment terminated pursuant to SECTION 7.02) without the written consent of such Bridge Lender;

                  (c) postpone any date scheduled for any payment of principal or interest under SECTION 2.05 or 2.06, or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Bridge Lenders (or any of them) hereunder or under any other Loan Bridge Document without the written consent of each Bridge Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on any Bridge Loan or (subject to clause (iii) of the second proviso to this SECTION 11.01) any fees or other amounts payable hereunder or under any other Bridge Loan Document without the written consent of each Bridge Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Bridge Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any


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

         defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

                  (e) change the order of application of any reduction in the Bridge Commitments or any prepayment of Bridge Loans from the application thereof set forth in the applicable provisions of SECTION 2.03(b) in any manner that materially and adversely affects the Bridge Lenders under the Bridge Facility without the written consent of each such Bridge Lender directly affected thereby;

                  (f) change any provision of this SECTION 11.01 or the definition of "Required Bridge Lenders" or any other provision hereof specifying the number or percentage of Bridge Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bridge Lender;

                  (g) release any Guarantor, without the written consent of each Bridge Lender, except where such release is expressly permitted by the Bridge Loan Documents or as otherwise set forth in SECTION 9.11 of the Senior Credit Agreement as incorporated herein by reference pursuant to
         SECTION 8.01; or

                  (h) amend, waive or consent to change any provision of SECTION
         2.11 or SECTION 7.03, without the written consent of the Required Bridge Lenders;

and PROVIDED, FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Bridge Lenders affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Bridge Loan Document; (ii) SECTION 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Bridge Lender all or any part of whose Bridge Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bridge Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Bridge Commitment of such Bridge Lender may not be increased or extended without the consent of such Bridge Lender.

                  11.02 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Bridge Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Bridge Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Bridge Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.03 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees
(a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation, syndication and execution of this Agreement and the


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       55
other Bridge Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse each Agent and each Bridge Lender for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Bridge Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include, without limitation the cost of independent public accountants and other outside experts retained by any Agent or, upon the occurrence of an Event of Default, retained by any Bridge Lender. All amounts due under this SECTION 11.03 shall be payable within ten Business Days after demand therefore, when such demand includes a reasonably detailed invoice with respect to the amounts claimed. The agreements in this Section shall survive the termination of the Aggregate Bridge Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Bridge Loan Document, including, without limitation, Attorney Costs and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Bridge Lender, in its sole discretion.

                  11.04 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Bridge Lender and their respective Affiliates, directors or officers (or their equivalents), employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Bridge Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Bridge Commitment or Bridge Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any officer, director or employee of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       56
with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Bridge Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this
SECTION 11.04 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Bridge Loan Documents is consummated. All amounts due under this SECTION 11.04 shall be payable within ten Business Days after demand therefor, when such demand includes a reasonably detailed invoice with respect to the amounts claimed. The agreements in this Section shall survive the resignation of any Agent, the replacement of any Bridge Lender, the termination of the Aggregate Bridge Commitments and the repayment, satisfaction or discharge of all the other Obligations.

                  11.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Bridge Lender, or any Agent or any Bridge Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Bridge Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bridge Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  11.06 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bridge Lender and no Bridge Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SECTION 11.06(b), (ii) by way of participation in accordance with the provisions of SECTION 11.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 11.06(f), or (iv) to an SPC in accordance with the provisions of SECTION 11.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Bridge Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Bridge Commitment and the Bridge Loans at the time owing to it); PROVIDED that (i)


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       57
except in the case of an assignment of the entire remaining amount of the assigning Bridge Lender's Bridge Commitment and the Bridge Loans at the time owing to it or in the case of an assignment to a Bridge Lender or an Affiliate of a Bridge Lender or an Approved Fund that is an Affiliate of the assigning Bridge Lender, the aggregate amount of the Bridge Commitment (which for this purpose includes Bridge Loans outstanding thereunder) or, if the applicable Bridge Commitment is not then in effect, the principal outstanding balance of the Bridge Loan of the assigning Bridge Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $500,000, (the foregoing amount being applicable to the assignment to or from related Approved Funds, in either case, in the aggregate), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bridge Lender's rights and obligations under this Agreement with respect to the Bridge Loans or the Bridge Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. Notwithstanding the foregoing, Banc of America Bridge agrees that it will not assign more than 49% of its rights and obligations under this Agreement without the prior written consent of the Borrower. Subject to acceptance and recording thereof by the Administrative Agent pursuant to SECTION 11.06(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bridge Lender under this Agreement, and the assigning Bridge Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bridge Lender's rights and obligations under this Agreement, such Bridge Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01 and SECTIONS 11.04 and
11.05 of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Bridge Note to the assignee Bridge Lender. Any assignment or transfer by a Bridge Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bridge Lender of a participation in such rights and obligations in accordance with SECTION 11.06(d).

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Bridge Lenders, and the Bridge Commitments of, and principal amounts of the Bridge Loans owing to each Bridge Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be, absent manifest error, conclusive, and the Borrower, the Agents and the Bridge Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bridge Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Bridge Lender, at any reasonable time and from time to time upon reasonable prior notice.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       58

                  (d) Any Bridge Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Bridge Lender's rights and/or obligations under this Agreement (including all or a portion of its Bridge Commitment and/or the Bridge Loans owing to it); PROVIDED that (i) such Bridge Lender's obligations under this Agreement shall remain unchanged, (ii) such Bridge Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Bridge Lenders shall continue to deal solely and directly with such Bridge Lender in connection with such Bridge Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bridge Lender sells such a participation shall provide that such Bridge Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bridge Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 11.01 that directly affects such Participant. Subject to SECTION 11.06(e), the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01 (but subject to SECTION 3.06 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01) to the same extent as if it were a Bridge Lender and had acquired its interest by assignment pursuant to SECTION 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.09 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 11.07 as though it were a Bridge Lender; PROVIDED such Participant agrees to be subject to SECTION 2.11 as though it were a Bridge Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01 than the applicable Bridge Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Bridge Lender if it were a Bridge Lender shall not be entitled to the benefits of SECTION 3.01 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION
10.15 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 11.07 as though it were a Bridge Lender.

                  (f) Any Bridge Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Bridge Note, if any) to secure obligations of such Bridge Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Bridge Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Bridge Lender as a party hereto.

                  (g) As used herein, the following terms have the following meanings:


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       59

                  "ELIGIBLE ASSIGNEE" means (a) a Bridge Lender; (b) an Affiliate of a Bridge Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "APPROVED FUND" means any Fund that is administered or managed by (a) a Bridge Lender, (b) an Affiliate of a Bridge Lender or (c) an entity or an Affiliate of an entity that administers or manages a Bridge Lender.

                  (h) Notwithstanding anything to the contrary contained herein, any Bridge Lender (a "GRANTING BRIDGE Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Bridge Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Bridge Loan that such Granting Bridge Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that
(i) nothing herein shall constitute a commitment by any SPC to fund any Bridge Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Bridge Loan, the Granting Bridge Lender shall be obligated to make such Bridge Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under SECTION 3.04 of the Senior Credit Agreement as incorporated herein by reference pursuant to SECTION 3.01), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Bridge Lender would be liable, and (iii) the Granting Bridge Lender shall for all purposes, including indemnification obligations and the approval of any amendment, waiver or other modification of any provision of any Bridge Loan Document, remain the lender of record hereunder. The making of a Bridge Loan by an SPC hereunder shall utilize the Bridge Commitment of the Granting Bridge Lender to the same extent, and as if, such Bridge Loan were made by such Granting Bridge Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Bridge Loan to the Granting Bridge Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Bridge Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       60

                  11.07 MISCELLANEOUS PROVISIONS OF THE SENIOR CREDIT AGREEMENT INCORPORATED BY REFERENCE. The provisions of SECTIONS 10.02 AND 10.08 THROUGH
10.15 of the Senior Credit Agreement, and all defined terms used therein (including, without limitation, all ancillary defined terms used in the definitions of such defined terms) and each Schedule referenced therein that are not otherwise fully and expressly set forth in this Agreement are specifically incorporated herein by reference for the benefit of the Agents and the Bridge Lenders in accordance with the guidelines specified in SECTIONS 1.04(b) and with the same force and effect as if the same were set forth in this Agreement (without giving effect to any waivers thereof or amendments thereto subsequent to the date hereof without prior written consent of the Required Bridge Lenders).

                  11.08 GOVERNING LAW. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  (b) Any legal action or proceeding with respect to this Agreement or any other Bridge Loan Document may be brought in the courts of the State of New York sitting in New York City or of the United States for the Southern District of such State, and by execution and delivery of this Agreement, the Borrower, each Agent and each Bridge Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrower, each Agent and each Bridge Lender hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Bridge Loan Document or other document related thereto. The Borrower, each Agent and each Bridge Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such State.

                  11.09 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor and the Administrative Agent shall have been notified by each Bridge Lender, that each such Bridge Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Bridge Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bridge Lenders.

                  11.10 WAIVER OF RIGHT TO TRIAL BY JURY. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under any Bridge Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any Bridge Loan Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this agreement may file an original counterpart or a copy of this SECTION 11.10 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.


                 Alderwoods--Subordinated Bridge Loan Agreement
                                       61

                  11.11 USA PATRIOT ACT NOTICE. Each Bridge Lender and the Administrative Agent (for itself and not on behalf of any Bridge Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bridge Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                 Alderwoods--Subordinated Bridge Loan Agreement
                                       62

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ALDERWOODS GROUP, INC.


                                      By:
                                          --------------------------------------
                                      Name: Kenneth Sloan
                                      Title: Executive Vice President and Chief
                                      Financial Officer


                 Alderwoods--Subordinated Bridge Loan Agreement

                                 GUARANTORS:

                                 Each of the Guarantors listed on ANNEX A hereto


                                 By:
                                     --------------------------------------
                                 Name: Laurel Langford
                                 Title: Responsible Officer of each of the
                                 entities listed on ANNEX A hereto




                 Alderwoods--Subordinated Bridge Loan Agreement

                                 Each of the Guarantors listed on ANNEX B hereto


                                 By:
                                     --------------------------------------
                                 Name: Jeffrey Lowe
                                 Title: Responsible Officer of each of the
                                 entities listed on ANNEX B hereto




                 Alderwoods--Subordinated Bridge Loan Agreement

                                          ALDERWOODS (ALABAMA), INC.


                                          By:
                                              --------------------------------
                                          Name: William Tottle
                                          Title: Vice President



                 Alderwoods--Subordinated Bridge Loan Agreement

                                         ALDERWOODS (DELAWARE), INC.


                                         By:
                                             --------------------------------
                                         Name: Kenneth Sloan
                                         Title: Treasurer



                 Alderwoods--Subordinated Bridge Loan Agreement

                             ALDERWOODS (TEXAS), L.P.
                             By: Alderwoods (Partner), Inc., its general partner


                             By:
                                --------------------------------
                             Name: Laurel Langford
                             Title: Secretary and Treasurer




                 Alderwoods--Subordinated Bridge Loan Agreement

                              DIRECTORS (TEXAS), L.P.
                              By: DSP General Partner, Inc., its general partner


                              By:
                                  --------------------------------
                              Name: Laurel Langford
                              Title: Secretary and Treasurer




                 Alderwoods--Subordinated Bridge Loan Agreement

                                          DOBA-HABY INSURANCE AGENCY, INC.


                                          By:
                                              --------------------------------
                                          Name: Ronald Collins
                                          Title: Vice President




                 Alderwoods--Subordinated Bridge Loan Agreement

                                 BANC OF AMERICA BRIDGE LLC, as
                                 Administrative Agent and Initial Bridge Lender

                                 By:
                                     --------------------------------
                                 Name:
                                     --------------------------------
                                 Title:
                                     --------------------------------



                 Alderwoods--Subordinated Bridge Loan Agreement

                                     ANNEX A


ALABAMA
Advanced Planning (Alabama), Inc.

ALASKA
Alderwoods (Alaska), Inc.

ARIZONA
Alderwoods (Arizona), Inc.
Hatfield Funeral Home, Inc.
Phoenix Memorial Park Association

ARKANSAS
Alderwoods (Arkansas), Inc.

CALIFORNIA
Advance Funeral Insurance Services
Alderwoods (Texas), Inc.
Alderwoods Group (California), Inc.
Directors Succession Planning II, Inc.
Directors Succession Planning, Inc.
DSP General Partner II, Inc.
Earthman LP, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service

COLORADO
Alderwoods (Colorado), Inc.

CONNECTICUT
Alderwoods (Connecticut), Inc.

DELAWARE
Administration Services, Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Mississippi), Inc.
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Osiris Holding Corporation

FLORIDA
Coral Ridge Funeral Home and Cemetery, Inc.


                 Alderwoods--Subordinated Bridge Loan Agreement

Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA
Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

IDAHO
Alderwoods (Idaho), Inc.

ILLINOIS
Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
The Oak Woods Cemetery Association
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA
Advance Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA
Alderwoods (Iowa), Inc.

KANSAS
Alderwoods (Kansas), Inc.


                 Alderwoods--Subordinated Bridge Loan Agreement

KENTUCKY
Alderwoods (Partner), Inc.

LOUISIANA
Alderwoods (Louisiana), Inc.

MARYLAND
Alderwoods (Maryland), Inc.

MASSACHUSETTS
Alderwoods (Massachusetts), Inc.

MICHIGAN
Alderwoods (Michigan), Inc.
AMG, Inc.
WMP, Inc.

MINNESOTA
Alderwoods (Minnesota), Inc.

MISSISSIPPI
Family Care, Inc.
Stephens Funeral Fund, Inc.

MISSOURI
Alderwoods (Missouri), Inc.

MONTANA
Alderwoods (Montana), Inc.

NEVADA
Alderwoods (Nevada), Inc.

NEW HAMPSHIRE
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO
Alderwoods (New Mexico), Inc.

NEW YORK
Alderwoods (New York), Inc.
Northeast Monument Company, Inc.


                 Alderwoods--Subordinated Bridge Loan Agreement

NORTH CAROLINA
Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group Inc.
MFH, L.L.C.
Reeves, Inc.
Westminster Gardens, Inc.

OHIO
Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.

OKLAHOMA
Alderwoods (Oklahoma), Inc.

OREGON
Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA
Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND
Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA
Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

TENNESSEE
Alderwoods (Tennessee), Inc.
Eagle Financial Associates, Inc.

TEXAS
Alderwoods (Texas) Cemetery, Inc.
CHMP Holdings, Inc.
Del Rio Memorial Park, Inc.
DHFH Holdings, Inc.


                 Alderwoods--Subordinated Bridge Loan Agreement

DHNC Holdings, Inc.
Directors Cemetery (Texas), Inc.
DSP General Partner, Inc.
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
EDSB Holdings, Inc.
HFCC Holdings, Inc.
HFJC Holdings, Inc.
HFSC Holdings, Inc.
Panola County Restland Memorial Park, Inc.
Pioneer Funeral Plans, Inc.
Travis Land Company
Tyler Memorial Funeral Home and Chapel, Inc.
Waco Memorial Park

VIRGINIA
Alderwoods (Virginia), Inc.

WASHINGTON
Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S&H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA
Alderwoods (West Virginia), Inc.

WISCONSIN
Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

                 Alderwoods--Subordinated Bridge Loan Agreement

                                     ANNEX B


CALIFORNIA
A.L. Cemetery
Colton Funeral Chapel, Inc.
Custer Christiansen Covina Mortuary, Inc.
Dimond Service Corporation
Glasband-Malinow-Weinstein Mortuary, Inc.
Glasband-Willen Mortuaries
Grove Colonial Mortuary, Inc.
Harbor Lawn Memorial Park, Inc.
Home of Peace Memorial Park and Mausoleum, Inc.
Neel Funeral Directors, Inc.
RH Mortuary Corporation
Richardson-Peterson Mortuary, Inc.
San Fernando Mortuary, Inc.
White Funeral Home, Inc.
Workman Mill Investment Company

DELAWARE
RH Cemetery Corp.
RH Satellite Properties Corp.
Rose Hills Company
Rose Hills Holdings Corp.



                 Alderwoods--Subordinated Bridge Loan Agreement